UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2007

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of	Commission File Number	(I.R.S Employer
Incorporation or organization)		Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

(a) The Registrant amended its senior bank facility. See Item 2.03 below.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

(a) GCI Holdings, Inc., a wholly owned subsidiary of the registrant exercised its rights to add an Incremental Facility of up to $100 million to its senior bank facility pursuant to Section 2.2 (g) of the Amended and Restated Credit Agreement Dated as of August 31, 2005 (“Agreement.”)

(1)

The registrant’s subsidiary acquired the right to borrow $75 million of the requested $100 million on September 14, 2007 and will acquire the right to borrow the remaining $25 million on or before September 28, 2007. The Incremental Facility is structured to be in the form of a $55 million Term Loan increase and a $45 million Revolving Loan increase.

(2)

The $100 million Incremental Facility will become due under the same terms and conditions as set forth in the Agreement except for an amendment to Section 2.3(e) thereby increasing the Applicable Margin based on the Total Leverage Ratio in effect as follows:

Level	Total Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
			Revolving Loans	Term Loans
I	≥ 3.75	75 bps	225 bps	200 bps
II	≥ 3.25 but < 3.75	50 bps	200 bps	200 bps
III	≥ 2.75 but < 3.25	25 bps	175 bps	200 bps
IV	< 2.75	0 bps	150 bps	200 bps

(3)	There are no other terms and conditions of the transaction that are material to the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: September 25, 2007

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)